Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of December 27, 2012 (the “Effective Date”), by and between BP RESERVOIR PLACE LLC, a Delaware limited liability company (“Landlord”) and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into that certain Lease dated as of May 29, 2009, as amended by that certain First Amendment to Lease dated as of May 3, 2010, that certain Second Amendment to Lease dated as of September 13, 2010 and that certain Third Amendment to Lease dated as of April 1, 2012 (as so amended, the “Lease”) of certain premises consisting of (i) 85,583 square feet of rentable floor area on the third floor in the building known as and numbered Reservoir Place Main, 1601 Trapelo Road, Waltham, Massachusetts (the “Building”) and referred to in the Lease as the “Initial Premises,” (ii) 52,844 square feet of floor area on portions of the second and third floors in the Building and referred to in the Lease as the “Must Take Premises,” (iii) 4,371 square feet of rentable floor area on the second floor in the Building and referred to in the Lease as the “Second Amendment Additional Premises,” and (iv) 1,805 square feet of rentable floor area on the second floor in the Building and referred to in the Lease as the “Third Amendment Additional Premises” for a Lease Term (the “Original Lease Term”) which commenced on varying dates for each Premises Component (as defined in the Lease) and which currently expires on September 30, 2015 (the “Existing Expiration Date”).

B. As of the date of this Fourth Amendment, Landlord has delivered and Tenant has accepted possession of all of the Initial Premises, the Must Take Space, the Second Amendment Additional Premises and the Third Amendment Additional Premises (collectively, the “Existing Premises”) in the condition required under the Lease.

C. Tenant has agreed to lease from Landlord and Landlord has agreed to lease to Tenant, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Fourth Amendment, (i) an additional Premises Component consisting of 13,964 square feet of rentable floor area (the “Rentable Floor Area of the Phase I Expansion Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A-1 attached hereto and made a part hereof (the “Phase I Expansion Premises”), (ii) an additional Premises Component consisting of 31,389 square feet of rentable floor area (the “Rentable Floor Area of the Phase II Expansion Premises”) located on the first (1st) floor of the Building, which space is shown on Exhibit A-2 attached hereto and made a part hereof (the “Phase II Expansion Premises”), (iii) an additional Premises Component consisting of 32,037 square feet of rentable floor area (the “Rentable Floor Area of the Phase III Expansion Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A-3 attached hereto and made a part hereof (the “Phase III Expansion Premises”), and (iv) an additional Premises Component consisting of 29,333 square feet of rentable floor area (the “Rentable Floor Area of the Phase IV Expansion Premises”) consisting of 18,842 square feet of rentable floor area on the first (1st) floor and 10,491 square feet of rentable floor area on the second (2nd) floor of the Building, which space is shown on Exhibit A-4 attached hereto and made a part hereof (the “Phase IV Expansion Premises”). The Phase I Expansion Premises, the Phase II Expansion Premises, the Phase III Expansion Premises and the Phase IV Expansion Premises may be referred to herein collectively as the “Expansion Premises.”

D. Landlord and Tenant wish to amend the Lease to (i) provide for the leasing of the Expansion Premises to Tenant pursuant to the terms and conditions of the Lease except as otherwise provided in this Fourth Amendment, (ii) extend the Original Lease Term, and (iii) amend certain other terms of the Lease as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

1. Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. All capitalized terms not otherwise modified or defined herein shall have the respective same meanings ascribed to them in the Lease. From and after the Effective Date and except as expressly set forth otherwise in this Fourth Amendment, the term “Lease” is hereby amended to mean and refer to the Lease as amended by this Fourth Amendment.

2. Extension of Original Lease Term. The Original Lease Term is hereby extended for an additional term (the “First Extended Term”) commencing on October 1, 2015 (the “First Extended Term Commencement Date”) and expiring on September 30, 2022, unless sooner terminated or extended in accordance with the terms and conditions of the Lease. Except as otherwise set forth in this Fourth Amendment, the First Extended Term shall be upon all of the terms and conditions of the Lease. From and after the Effective Date, the phrase or phrases “Lease Term” or “Term” or “term of this Lease” or “the Initial Term” or “Original Lease Term” as used in the Lease and this Fourth Amendment shall be deemed to refer to the Original Lease Term as herein extended for the First Extended Term.

3. Lease of Expansion Premises.

(a) Effective as of the later date to occur of (i) April 1, 2013 (the “Target Phase I Delivery Date”), and (ii) subject to adjustment, if applicable, pursuant to Section 3.3(f) of this Fourth Amendment, the date Landlord delivers possession of the Phase I Expansion Premises to Tenant vacant, broom clean, free of all occupants, personal property, trash and debris, and otherwise in its as is condition (the “Phase I Expansion Premises Commencement Date”), the Phase I Expansion Premises shall constitute a Premises Component and a part of the Premises demised to Tenant under the Lease for a term coterminous with the Lease Term. Except as otherwise expressly provided herein, Tenant’s lease of the Phase I Expansion Premises shall be on all of the terms and conditions of the Lease, as amended by this Fourth Amendment. As of the Phase I Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises and the Phase I Expansion Premises, collectively, and containing 158,567 square feet of rentable floor area in the Building. Subject to delays arising from Force Majeure, Landlord shall use reasonable efforts to deliver possession of the Phase I Expansion Premises to Tenant on or before the Target Phase I Delivery Date, provided, however, the failure of the Phase I Expansion Premises Commencement Date to occur on or before the Target Phase I Delivery Date shall in no way affect the validity of this Fourth Amendment or the obligations of Tenant hereunder and, except to the extent set forth in Sections 3(e) or Section 3(f) below, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(b) Effective as of the later date to occur of (i) December 1, 2013 (the “Target Phase II Delivery Date”), and (ii) subject to adjustment, if applicable, pursuant to Section 3(f) of this Fourth Amendment, the date Landlord delivers possession of the Phase II Expansion Premises to Tenant vacant, broom clean, free of all occupants, personal property, trash and debris, and otherwise in its as is condition (the “Phase II Expansion Premises Commencement Date”), the Phase II Expansion Premises shall constitute a Premises Component and a part of the Premises demised to Tenant under the Lease for a term coterminous with the Lease Term. Except as otherwise expressly provided herein, Tenant’s lease of the Phase II Expansion Premises shall be on all of the terms and conditions of the Lease, as amended by this Fourth Amendment. As of the Phase II Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase I Expansion Premises and the Phase II Expansion Premises, collectively, and containing 189,956 square feet of rentable floor area in the Building. Subject to delays arising from Force Majeure, Landlord shall use reasonable efforts to deliver possession of the Phase II Expansion Premises on or before the Target Phase II Delivery Date, provided, however, the failure of the Phase II Expansion Premises Commencement Date to occur on or before the Target Phase II Delivery Date shall in no way affect the validity of this Fourth Amendment or the obligations of Tenant hereunder and, except to the extent set forth in Sections 3(e) or 3(f) below, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(c) Effective as of the later date to occur of (i) January 1, 2015 (the “Target Phase III Delivery Date”), and (ii) subject to adjustment, if applicable, pursuant to Section 3(f) of this Fourth Amendment, the date Landlord delivers possession of the Phase III Expansion Premises to Tenant vacant, broom clean, free of all occupants, personal property, trash and debris, and otherwise in its as is condition (the “Phase III Expansion Premises Commencement Date”), the Phase III Expansion Premises shall constitute a Premises Component and a part of the Premises demised to Tenant under the Lease for a term coterminous with the Lease Term. Except as otherwise expressly provided herein, Tenant’s lease of the Phase III Expansion Premises shall be on all of the terms and conditions of the Lease, as amended by this Fourth Amendment. As of the Phase III Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase I Expansion Premises, the Phase II Expansion Premises and the Phase III Expansion Premises, collectively, and containing 221,993 square feet of rentable floor area in the Building. Subject to delays arising from Force Majeure, Landlord shall use reasonable efforts to deliver possession of the Phase III Expansion Premises on or before the Target Phase III Delivery Date, provided, however, the failure of the Phase III Expansion Premises Commencement Date to occur on or before the Target Phase III Delivery Date shall in no way affect the validity of this Fourth Amendment or the obligations of Tenant hereunder and, except to the extent set forth in Sections 3(e) or 3(f) below or Exhibit F of this Fourth Amendment, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(d) Effective as of the later date to occur of (i) November 1, 2015 (the “Target Phase IV Delivery Date”), and (ii) subject to adjustment, if applicable, pursuant to Section 3(f) of this Fourth Amendment, the date Landlord delivers possession of the Phase IV Expansion Premises to Tenant vacant, broom clean, free of all occupants, personal property, trash and debris, and otherwise in its as is condition (the “Phase IV Expansion Premises Commencement Date”), the Phase IV Expansion Premises shall constitute a Premises Component and a part of the Premises demised to Tenant under the Lease for a term coterminous with the Lease Term. Except as otherwise expressly provided herein, Tenant’s lease of the Phase IV Expansion Premises shall be on all of the terms and conditions of the Lease, as amended by this Fourth Amendment. As of the Phase IV Expansion Premises Commencement Date, all references in the Lease to the “Premises” and/or the premises demised by the Lease shall mean the Existing Premises, the Phase I Expansion Premises, the Phase II Expansion Premises, the Phase III Expansion Premises and the Phase IV Expansion Premises, collectively, and containing 251,326 square feet of rentable floor area in the Building. Subject to delays arising from Force Majeure, Landlord shall use reasonable efforts to deliver possession of the Phase IV Expansion Premises on or before the Target Phase IV Delivery Date, provided, however, the failure of the Phase IV Expansion Premises Commencement Date to occur on or before the Target Phase IV Delivery Date shall in no way affect the validity of this Fourth Amendment or the obligations of Tenant hereunder and, except to the extent set forth in Sections 3(e) or Section 3(f) below or Exhibit F of this Fourth Amendment, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

(e) Tenant’s remedies for Landlord’s failure to timely deliver portions of the Expansion Premises are set forth in this Section 3(e), Section 3(f) below and Exhibit F attached hereto. If the then occupant of any Premises Component of the Expansion Premises wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire or earlier terminate pursuant to any agreement with Landlord or otherwise pursuant to Landlord’s exercise of its rights under such occupant’s lease (including relocation rights), Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within thirty (30) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Expansion Premises Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such Premises Component shall, in the event of such holding over by such occupant, be deferred until possession of the applicable Premises Component of the Expansion Premises is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Fourth Amendment or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant’s sole remedy with respect to any deferred delivery of possession of any Premises Component on account of a holding over by the occupant thereof shall be to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Expansion Premises Hold-Over Premium) amount of any Expansion Premises Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Expansion Premises Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Expansion Premises is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy. Notwithstanding anything to the contrary in Exhibit F of this Fourth Amendment, if at any time Landlord’s failure to timely deliver possession of any Premises Component on the applicable target delivery date therefor is or, if not initially the result of it subsequently becomes, the result of the holding over of the occupant of the applicable Premises Component, Tenant’s remedies shall be limited to its remedies set forth in this Section 3(e), Section 3(f) below and any remedies set forth in Exhibit F of this Fourth Amendment shall cease and be of no further force and effect.

(f) Landlord and Tenant acknowledge that each Premises Component of the Expansion Premises is comprised of several separately demised suites in the Building. Without limitation of Tenant’s rights or Landlord’s obligations under Section 3(e) above, in the event that the commencement of the term of Tenant’s occupancy and lease of any Premises Component of the Expansion Premises is deferred pursuant to Section 3(e) above on account of the holding over of any occupant of such Premises Component of the Expansion Premises but Landlord notifies Tenant that another suite or suites (each an “Available Expansion Suite”) in such Premises Component of the Expansion Premises is vacant and available for timely delivery to Tenant, Tenant shall have the option, in Tenant’s sole discretion, by delivery of written notice to Landlord within thirty (30) days after receipt of Landlord’s notice to elect to accept earlier delivery and possession of the Available Expansion Suite. If Tenant so elects to accept delivery of an Available Expansion Suite prior to the date the remainder of such Premises Component of the Expansion Premises is delivered to Tenant, then, for purposes of this Fourth Amendment and notwithstanding the definition of the commencement date for such phase of the Expansion Premises under Sections 3(a), 3(b), 3(c) or 3(d), as applicable, of this Fourth Amendment, the Term of the Lease for such Available Expansion Suite only shall commence on the date Landlord delivers possession of such Available Expansion Suite and the rent commencement date therefor shall be the date that is three (3) months after the commencement date for such Available Expansion Suite. The foregoing shall not apply with respect to any Early Occupancy Phase III Suite and any Early Occupancy Phase IV Suite which Tenant elects to occupy pursuant to Exhibit F attached to this Fourth Amendment.

(g) Promptly following the occurrence of the commencement date for each Premises Component of the Expansion Premises, Landlord and Tenant hereby agree to execute a Commencement Date Agreement in the form attached as Exhibit G to the Lease to confirm the commencement date and rent commencement date of such Premises Component of the Expansion Premises, provided, however, failure to execute said letter shall not affect the commencement date or the rent commencement date for such Premises Component as determined in accordance with the terms of this Fourth Amendment; and provided further, that if the commencement dates for the respective portions of the Expansion Premises occur on the actual dates specified in Sections 3(a)(i), 3(b)(i), 3(c)(i) and/or 3(d)(i) the parties may agree to waive the execution of a Commencement Date Agreement for the applicable Premises Component.

4. Condition of the Expansion Premises; Tenant’s Expansion Premises Work.

(a) Condition of Expansion Premises

(i) Tenant shall accept each Premises Component of the Expansion Premises in its as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto and, except as expressly set forth in this Fourth Amendment with respect to the Tenant Improvement Allowance, without any obligation on the part of Landlord to pay any improvement allowance to prepare or improve the same for Tenant’s occupancy during the Lease Term. Tenant, at its sole cost and expense (subject to Tenant’s right to apply the Tenant Improvement Allowance, as hereinafter defined, towards such costs and Landlord’s obligations under Section 4(d) below of this Fourth Amendment) shall perform all work necessary to prepare the Expansion Premises for Tenant’s occupancy in accordance with plans and specifications prepared by an architect, licensed by the Commonwealth of Massachusetts, such architect and such plans and specifications to be subject to the reasonable approval of Landlord (provided that Landlord herby approves Visnick & Caufield as Architect). Tenant shall submit to Landlord a full set of construction plans and specifications (the “Tenant’s Submission”) for work to be performed by Tenant to prepare each Premises Component of the Expansion Premises for Tenant’s occupancy (all such work to the Expansion Premises collectively referred to as the “Tenant’s Expansion Premises Work”). In connection with the foregoing, it is understood and agreed that the Tenant’s Expansion Premises Work for each Premises Component of the Expansion Premises shall be treated as separate projects and that the obligations of both Landlord and Tenant under this Section 4 shall apply separately to each such portion of the Tenant’s Expansion Premises Work. Such construction plans and specifications (the “Tenant’s Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit C-1 to the Lease and be in suitable form for filing with an application for a building permit with the City of Waltham. Provided that the Tenant’s Plans contain at least the information required by, and conform to the requirements of, said Exhibit C-1, Landlord’s approval of the Tenant’s Plans shall not be unreasonably withheld, conditioned or delayed; however, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Landlord’s sole discretion. Landlord agrees to respond to Tenant’s Submission of the Tenant’s Plans and all earlier iterations thereof submitted under this Section 4(a)(i) within ten (10) business days after receipt thereof. If Landlord disapproves of any submission of the Tenant’s Plans, it shall do so in writing and with reasonable detail, and then Tenant shall promptly have the Tenant’s Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Landlord shall respond to the resubmission of any plans by Tenant within five (5) business days of Landlord’s receipt thereof (or such longer time as may be reasonably necessary in the case of a major redesign). Such process shall be followed until the Tenant’s Plans shall have been approved by the Landlord without objection or condition. Landlord’s review and approval of any such Tenant’s Plans and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and Insurance Requirements nor be deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements.

If Landlord fails to respond to any Tenant’s Submission of the Tenant’s Plans within ten (10) business days following receipt of Tenant’s Submission, or to any resubmission of the Tenant’s Plans within five (5) business days after Landlord’s receipt thereof, Tenant may deliver a second notice to Landlord at Landlord’s addresses set forth in the Lease and with a duplicate copy sent to Landlord’s address to the attention of Mr. Jon Randall (or to such other notice address as Landlord may specify in a written notice to Tenant), which notice shall state conspicuously at the top of the first page of such notice in bold type and in all capital letters “IF LANDLORD SHALL FAIL TO RESPOND TO THIS SECOND REQUEST FOR APPROVAL WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT, LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE ALTERATIONS SHOWN ON THE ATTACHED PLANS AND WHICH ARE THE SUBJECT OF THIS REQUEST” and if Tenant shall deliver such second notice to Landlord as aforesaid and Landlord fails to respond within such three (3) Business Day period, then Landlord’s failure to respond to the Tenant’s Submission or resubmission, as applicable, of the Tenant’s Plans shall be deemed to be an approval by Landlord of the applicable Tenant’s Submission or resubmission. To the extent that Landlord has previously approved a particular element shown in an earlier iteration of the Tenant’s Plans (or such element has been deemed approved by virtue of Landlord’s failure to respond to such Tenant’s Plans within the applicable time period), Landlord shall not have the right to disapprove such element in any subsequent plans, provided that (i) such element has not been modified, (ii) such element was approved without objection or condition by Landlord in the earlier iteration of the plans, and (iii) in the case of plans that had been deemed approved, the element was shown in sufficient detail in the earlier iteration of the plans that Landlord could reasonably have responded to the same at the time.

(ii) Once the Tenant’s Plans for the applicable Premises Component of the Expansion Premises have been approved by Landlord, Tenant, at its sole cost and expense (subject to Tenant’s right to apply the Tenant Improvement Allowance towards such costs), may proceed to perform Tenant’s Expansion Premises Work to the applicable Premises Component of the Expansion Premises as set forth on the Tenant’s Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Expansion Premises Work, including, without limitation, payment of any mitigation costs and connection fees imposed by the City of Waltham in connection with Tenant’s Expansion Premises Work. All of Tenant’s Expansion Premises Work shall be performed strictly in accordance with the Tenant’s Plans and in accordance with applicable Legal Requirements and Insurance Requirements. Tenant shall have Tenant’s Expansion Premises Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as reasonably required by Landlord and except that Landlord approves J. Calnan Associates as Contractor. Landlord shall have the right to provide reasonable rules and regulations relative to the performance of Tenant’s Expansion Premises Work (which rules shall be applied in a non-discriminatory manner), and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment by Tenant of any costs of Building personnel providing or coordinating services to Tenant or Tenant’s contractor, and the then standard charge for Tenant’s use of any Building services incurred in connection with the Tenant’s Expansion Premises Work, including without limitation, overtime

HVAC services, and fees associated with shut downs of Building systems. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Expansion Premises to the extent required by Legal Requirements, and Tenant shall not occupy the Expansion Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Expansion Premises Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Expansion Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems.

(b) Reimbursement of Expenses. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as a fee for Landlord’s review of any plans or work, as Additional Rent, an amount equal to the sum of : (i) $150.00 per hour for technical reviews performed in-house by Landlord’s professional staff, plus (ii) if Landlord reasonably determines that a third-party consultant is needed to review such work or plans, then Tenant shall reimburse Landlord for the reasonable third-party out-of-pocket costs incurred by Landlord in hiring said third party to review Tenant’s plans and Tenant’s work, provided, however, such amount paid to Landlord for review of plans for Tenant’s Expansion Premises Work shall not exceed one percent (1%) of the total Hard Costs for the Tenant’s Expansion Premises Work as shown on Tenant’s Budget (as hereinafter defined). Any fee payable by Tenant under this Section 4(b) shall be in lieu of and not in addition to any review fee that would otherwise be payable by Tenant pursuant to Section 9.1 of the Lease.

(c) Tenant’s Work. All construction work required or permitted by the Lease, including, without limitation, the Tenant’s Expansion Premises Work and any Refurbishment Work (as hereinafter defined) shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and all Insurance Requirements. All of Tenant’s Expansion Premises Work and any Refurbishment Work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any construction representative designated in writing by such party by notice to the party relying. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant’s Expansion Premises Work and any Refurbishment Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Project (as defined in the Lease) in connection with any such work.

(d) Tenant Improvement Allowance

(i) Landlord shall provide to Tenant a special allowance of up to an amount (the “Tenant Improvement Allowance”) equal to the product of (y) Twenty-Five ($25.00) Dollars and (z) the rentable square footage of each Premises Component of the Expansion Premises. The Tenant Improvement Allowance shall be used and applied by Tenant solely on account of the hard construction costs of Tenant’s Expansion Premises Work (“Hard Costs”) and Soft Costs, as hereinafter defined; provided however, that Tenant may not apply more than the lesser of (1) Five Dollars ($5.00) per square foot of rentable floor area of each Premises Component of the Expansion Premises, or (2) twenty percent (20%) of the total costs being expended by Tenant on the applicable Premises Component as shown on Tenant’s Budget (“Soft Cost Cap”) towards Soft Costs for the applicable Premises Component. Tenant may, without inclusion of such reimbursements in the Soft Costs Cap, apply the Tenant Improvement Allowance and the Refurbishment Allowance against reimbursements payable to Landlord in connection with the Expansion Premises Work and Refurbishment Work, and any other Landlord or Building related charges in connection with the Expansion Premises Work and Refurbishment Work. “Soft Costs” shall be defined as architectural, engineering design, and tel/data cabling installation. Soft Costs shall not include and Tenant will not have the right to apply any portion of the Tenant Improvement Allowance to the cost of any of Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts, moving expenses or any other so-called soft costs or any third-party construction management fees or expenses, provided, however, if Tenant has fully paid all other Soft Costs attributable to the Expansion Premises Work for a Premises Component, Tenant may apply up to $1.50 of any unused portion of the Soft Cost Cap for the applicable Premises Component to any such third-party construction management fees or expenses. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Improvement Allowance for any purposes other than as provided in this Section 4(d), nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen.

With respect to Soft Costs, Tenant may from time to time request disbursements of the Tenant Improvement Allowance to pay such costs (or reimburse Tenant for having paid such costs), up to the maximum amounts set forth above, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in the forms attached hereto as Exhibit B from all persons who might have a lien as a result of such work). Provided that the Requisition Conditions have otherwise been satisfied, Landlord shall disburse the requested Soft Cost funds to Tenant within thirty (30) days after Tenant’s request therefor.

(ii) Provided that the Requisition Conditions, as hereinafter defined, are satisfied at the time that Tenant requests any Requisition, as hereinafter defined, on account of the Tenant Improvement Allowance, Landlord shall pay Landlord’s Share, as hereinafter defined, of the cost of the work shown on each Requisition submitted by Tenant to Landlord within twenty five (25) days of submission thereof by Tenant to Landlord. For the purposes hereof, a “Requisition” shall mean written documentation (including invoices from Tenant’s contractor and duly executed lien waivers in the forms attached hereto as Exhibit B from all contractors, sub-contractors and suppliers performing work or supplying material for the Tenant’s Expansion Premises Work) showing in reasonable detail the Hard Costs and Soft Costs incurred by Tenant through the date of such Requisition, as well as a request for payment substantially in the form of AIA Standard Form document G702 and G703. Each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous Requisitions has been fully paid by Tenant. The “Requisition Conditions” shall be defined as follows: (y) Tenant is not in monetary or material non-monetary default of its obligations under the Lease, and (z) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Property arising out of any work performed by Tenant or any litigation relating to Tenant’s Work or Tenant’s lease or occupancy of the Premises. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit a Requisition to Landlord no more often than one time per month.

(iii) Prior to submitting any Requisition to Landlord with respect to a particular Premises Component of the Expansion Premises, Tenant shall submit to Landlord a budget (“Budget”) of Tenant’s good faith estimate of all Hard Costs and Soft Costs which Tenant expects to incur with respect to such Premises Component of the Expansion Premises, along with an allocation of the amount of the Tenant Improvement Allowance and Refurbishment Allowance, if any, Tenant elects to apply to such Premises Component of the Expansion Premises. “Landlord’s Share” shall be calculated separately for each Premises Component of the Expansion Premises and shall be defined as a fraction, the numerator of which is the amount of the Tenant Improvement Allowance which Tenant has allocated to that Premises Component of the Expansion Premises in the Budget (subject to the minimum and maximum limits governing the expenditure of the Tenant Improvement Allowance on each Premises Component set forth in Section 4(d)(vii) below), and the denominator of which is the total amount of the Budget allocated to that same Premises Component of the Expansion Premises.

(iv) Notwithstanding anything to the contrary herein contained, Landlord shall have no obligation to advance funds on account of the Tenant Improvement Allowance unless and until Landlord has received the Requisition complying with Section 4(d)(ii) above. In addition, in the event that (i) Tenant is in monetary or material non-monetary default under the Lease or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Property arising out of any work performed by Tenant or any litigation relating to Tenant’s Work or Tenant’s lease or occupancy of the Premises, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Tenant Improvement Allowance to any Requisitions submitted by Tenant unless and until the Event has been cured or otherwise rectified to Landlord’s reasonable satisfaction and subject to the Reimbursement Deadline (as hereinafter defined).

(v) The Tenant Improvement Allowance shall only be applied towards the Hard Cost of leasehold improvements and, subject to the limitations set forth above, Soft Costs. In no event shall Landlord be required to make application of any portion of the Tenant Improvement Allowance towards Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant.

(vi) In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of Tenant’s Expansion Premises Work exceed the total Tenant Improvement Allowance, it being understood and agreed that Tenant shall be fully responsible for any costs of Tenant’s Expansion Premises Work in excess of the Tenant Improvement Allowance (“Tenant Plan Excess Costs”). In the event that the cost of the Tenant’s Expansion Premises Work in the Expansion Premises are less than the Tenant Improvement Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Tenant acknowledges that any portion of the Tenant Improvement Allowance which has not been requested by Tenant for disbursement on or before January 1, 2018 (the “Reimbursement Deadline”) shall be forfeited by Tenant, provided, however, if any portion of any Premises Component is not timely delivered to Tenant on the applicable target delivery date therefor for any reason, the Reimbursement Deadline shall be extended on a day for day basis for each day that such portion is not delivered.

(vii) The Tenant Improvement Allowance for each of the Premises Components of the Expansion Premises and the Refurbishment Allowance (as defined in Section 10 of this Fourth Amendment) may be pooled so that Tenant may utilize the Tenant Improvement Allowance allocable to a Premises Component and/or the Refurbishment Allowance allocable to the Existing Premises towards the cost of the Tenant’s Expansion Premises Work in that Premises Component or in other Premises Components of the Expansion Premises; provided, however, that (x) the limits set forth in Section 4(d)(i) above regarding the amount of the Tenant Improvement Allowance that can be applied towards the reimbursement of Soft Costs may not be pooled and shall continue to apply independently to each Premises Component of the Expansion Premises, (y) Tenant shall be required to spend (whether from the Tenant Improvement Allowance or Tenant’s own funds) a minimum amount of $25.00 per rentable square foot of each individual Premises Component of the Expansion Premises (which such amount shall be exclusive of the amount that may be utilized towards the Soft Costs as set forth in Section 4(d)(i) above) to perform improvements solely to such Premises Component, and (z) a maximum of $58.91 per square foot of rentable floor area shall be disbursed from the Tenant Improvement Allowance and the Refurbishment Allowance in the aggregate towards the costs to perform improvements in any individual Premises Component of the Premises (which such amount shall be inclusive of the amount that may be utilized towards the Soft Costs as set forth in Section 4(d)(i) above).

(viii) If Tenant has satisfied the conditions to disbursement of the Tenant Improvement Allowance or Refurbishment Allowance and Landlord fails to disburse the requested funds to Tenant within thirty (30) days of Tenant’s request therefor, and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand and submitting the same to arbitration under Section 4(e) below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 4(e) and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under the Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

(e) Fast Track Arbitration. Any controversy, dispute or claim arising under this Section 4 shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 4(e), the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 4(e). The costs and administration expenses of each arbitration hereunder shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witnesses’ fees. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease and this Fourth Amendment during the pendency of any arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

5. Fixed Rent, Electricity Charges and Additional Rent for the Expansion Premises.

(a) Commencing on the Phase I Expansion Premises Rent Commencement Date (as hereinafter defined) through the Existing Expiration Date, Annual Fixed Rent with respect to the Phase I Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual amount of $453,830.00 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Phase I Expansion Premises). The “Phase I Expansion Premises Rent Commencement Date” shall be the date that is three (3) months following the Phase I Expansion Premises Commencement Date, and is subject to adjustment, if applicable, pursuant to Section 3(f) of this Fourth Amendment. Furthermore, Tenant shall not be required to pay Tenant’s Proportionate Share of electricity charges or any Tax Excess or Operating Cost Excess with respect to the Phase I Expansion Premises until the Phase I Expansion Premises Rent Commencement Date, provided, however, Tenant shall be responsible to pay any other Additional Rent accruing under the Lease with respect to the Phase I Expansion Premises from and after the Phase I Expansion Premises Commencement Date.

(b) Commencing on the Phase II Expansion Premises Rent Commencement Date (as hereinafter defined) through the Existing Expiration Date, Annual Fixed Rent with respect to the Phase II Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $1,020,142.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Phase II Expansion Premises). The “Phase II Expansion Premises Rent Commencement Date” shall be the date that is three (3) months following the Phase II Expansion Premises Commencement Date, and is subject to adjustment, if applicable, pursuant to Section 3(f) of this Fourth Amendment. Furthermore, Tenant shall not be required to pay Tenant’s Proportionate Share of electricity charges or any Tax Excess or Operating Cost Excess with respect to the Phase II Expansion Premises until the Phase II Expansion Premises Rent Commencement Date, provided, however, Tenant shall be responsible to pay any other Additional Rent accruing under the Lease with respect to the Phase II Expansion Premises from and after the Phase II Expansion Premises Commencement Date.

(c) Commencing on the Phase III Expansion Premises Rent Commencement Date (as hereinafter defined) through the Existing Expiration Date, Annual Fixed Rent with respect to the Phase III Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $1,041,202.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Phase III Expansion Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment. The “Phase III Expansion Premises Rent Commencement Date” shall be the date that is three (3) months following the Phase III Expansion Premises Commencement Date, and is subject to adjustment, if applicable, pursuant to Section 3(f) and/or Exhibit F of this Fourth Amendment. Furthermore, Tenant shall not be required to pay Tenant’s Proportionate Share of electricity charges or any Tax Excess or Operating Cost Excess with respect to the Phase III Expansion Premises until the Phase III Expansion Premises Rent Commencement Date, provided, however, Tenant shall be responsible to pay any other Additional Rent accruing under the Lease with respect to the Phase III Expansion Premises from and after the Phase III Expansion Premises Commencement Date.

(d) Commencing on the Phase IV Expansion Premises Rent Commencement Date (as hereinafter defined), Annual Fixed Rent with respect to the Phase IV Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $32.50 per square foot of Rentable Floor Area of the Phase IV Expansion Premises and as more particularly set forth in Section 7(b) of this Fourth Amendment. The “Phase IV Expansion Premises Rent Commencement Date” shall be the date that is three (3) months following the Phase IV Expansion Premises Commencement Date, and is subject to adjustment, if applicable, pursuant to Section 3(f) and/or Exhibit F of this Fourth Amendment. Furthermore, Tenant shall not be required to pay Tenant’s Proportionate Share of electricity charges or any Tax Excess or Operating Cost Excess with respect to the Phase IV Expansion Premises until the Phase IV Expansion Premises Rent Commencement Date, provided, however, Tenant shall be responsible to pay any other Additional Rent accruing under the Lease with respect to the Phase IV Expansion Premises from and after the Phase IV Expansion Premises Commencement Date.

(e) In addition to the Annual Fixed Rent set forth above in this Section 5, Tenant shall be responsible to pay, with respect to each Premises Component of the Expansion Premises, all of the Additional Rent and other amounts due under the Lease at the times and in the manner set forth in the Lease, except that, for purposes of calculating Tenant’s payments for Tax Excess pursuant to Section 6.3 of the Lease, Tenant’s payments for the Operating Cost Excess pursuant to Section 7.6 of the Lease and Tenant’s Proportionate Share of electricity and HVAC costs pursuant to Section 5.2 of the Lease, (i) from and after the Phase I Expansion Premises Commencement Date, the Rentable Floor Area of the Phase I Expansion Premises shall be included in the “Rentable Floor Area of the Premises” and constitute a Premises Component for purposes of calculating such payments; (ii) from and after the Phase II Expansion Premises Commencement Date, the Rentable Floor Area of the Phase II Expansion Premises shall be included in the “Rentable Floor Area of the Premises” and constitute a Premises Component for purposes of calculating such payments; and (iii) from and after the Phase III Expansion Premises Commencement Date, the Rentable Floor Area of the Phase III Expansion Premises shall be included in the “Rentable Floor Area of the Premises” and constitute a Premises Component for purposes of calculating such payments; and (iv) from and after the Phase IV Expansion Premises Commencement Date, the Rentable Floor Area of the Phase IV Expansion Premises shall be included in the “Rentable Floor Area of the Premises” and constitute a Premises Component for purposes of calculating such payments.

(f) For purposes of computing Tenant’s payments for the Tax Excess pursuant to Section 6.3 with respect to the Expansion Premises during the Lease Term, the Base Taxes set forth in Section 6.2 of the Lease for the applicable Premises Component of the Expansion Premises shall be as set forth below:

Premises Component of the Expansion Premises	Base Taxes
Phase I Expansion Premises	Landlord’s Tax Expenses for fiscal tax year 2013, being the period from July 1, 2012 through June 30, 2013

Phase II Expansion Premises	Landlord’s Tax Expenses for fiscal tax year 2014, being the period from July 1, 2013 through June 30, 2014

Phase III Expansion Premises	Landlord’s Tax Expenses for fiscal tax year 2015, being the period from July 1, 2014 through June 30, 2015

Phase IV Expansion Premises	Landlord’s Tax Expenses for fiscal tax year 2016, being the period from July 1, 2015 through June 30, 2016

If the commencement date set forth in Section 3 of this Fourth Amendment for a Premises Component of the Expansion Premises is so delayed that the commencement date therefor occurs after the expiration of the fiscal tax year set forth above for determination of the Base Taxes for the applicable Premises Component, then the Base Taxes for the Premises Component of the Expansion Premises for which the commencement date has been so delayed shall be modified to consist of the Landlord’s Tax Expenses for the fiscal tax year during which the respective commencement date actually occurs. By way of example only of the foregoing, if the Phase I Expansion Premises Commencement Date is May 1, 2013, then “Base Taxes” for the Phase I Expansion Premises shall be the Base Taxes set forth above, but if the Phase I Expansion Premises Commencement Date is August 1, 2013, then “Base Taxes” for the Phase I Expansion Premises shall be the Landlord’s Tax Expenses for fiscal tax year 2014, being the period from July 1, 2013 through June 30, 2014.

(g) For purposes of computing Tenant’s payments for the Operating Cost Excess pursuant to Section 7.6 with respect to the Expansion Premises during the Lease Term, the Base Operating Expenses set forth in Section 7.5 of the Lease for the applicable Premises Component of the Expansion Premises shall be as set forth below:

Premises Component of the Expansion Premises	Base Operating Expenses
Phase I Expansion Premises	Landlord’s Operating Expenses for calendar year 2013, being the period from January 1, 2013 through December 31, 2013

Phase II Expansion Premises	Landlord’s Operating Expenses for calendar year 2014, being the period from January 1, 2014 through December 31, 2014

Phase III Expansion Premises	Landlord’s Operating Expenses for calendar year 2015, being the period from January 1, 2015 through December 31, 2015

Phase IV Expansion Premises	Landlord’s Operating Expenses for calendar year 2016, being the period from January 1, 2016 through December 31, 2016

If the commencement date set forth in Section 3 of this Fourth Amendment for a Premises Component of the Expansion Premises is so delayed that the commencement date therefor occurs after the expiration of the calendar year set forth above for determination of the Base Operating Expenses for the applicable Premises Component, then the Base Operating Expenses for the Premises Component of the Expansion Premises for which the commencement date has been so delayed shall be modified to consist of the Landlord’s Operating Expenses for the calendar year during which the respective commencement date actually occurs. By way of example only of the foregoing, if the Phase I Expansion Premises Commencement Date is May 1, 2013, then “Base Operating Expenses” for the Phase I Expansion Premises shall be the Base Operating Expenses set forth above, but if the Phase I Expansion Premises Commencement Date is March 1, 2014, then “Base Operating Expenses” for the Phase I Expansion Premises shall be the Landlord’s Operating Expenses for calendar tax year 2014.

6. Fixed Rent, Electricity Charges and Additional Rent for the Existing Premises for the Original Lease Term. For the remainder of the Original Lease Term prior to the First Extended Term Commencement Date, Tenant shall continue to pay the Annual Fixed Rent and all other Additional Rent (including, without limitation, Additional Rent pursuant to Section 5.2 and Articles VI and VII of the Lease) and other amounts due under the Lease with respect to the Existing Premises in accordance with the terms of the Lease, without giving effect to this Fourth Amendment. Exhibit C attached to and incorporated into this Fourth Amendment sets forth the remaining Annual Fixed Rent rates and Base Operating Expense Calendar Years and Base Tax Fiscal Years for the respective Premises Components of the Existing Premises through the Existing Expiration Date.

7. Fixed Rent, Electricity Charges and Additional Rent for the Premises for the First Extended Term.

(a) Commencing on the First Extended Term Commencement Date through the day immediately preceding Phase IV Rent Commencement Date, Annual Fixed Rent with respect to the Existing Premises, Phase I Expansion Premises, Phase II Expansion Premises and Phase III Expansion Premises shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $7,214,772.50 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the Existing Premises, Phase I Expansion Premises, Phase II Expansion Premises and Phase III Expansion Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment.

(b) Commencing on the Phase IV Rent Commencement Date and ending on the expiration or earlier termination of the First Extended Term, Annual Fixed Rent with respect to the entire Premises (i.e. the Existing Premises and the Expansion Premises) shall be due and payable, in the manner and at the times set forth in the Lease, at the annual rate of $8,168,095.00 (being the product of (i) $32.50 and (ii) the Rentable Floor Area of the entire Premises), subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment.

(c) During the First Extended Term, in addition to the Annual Fixed Rent set forth in Section 7(a) above, Tenant shall be responsible to pay, with respect to the Existing Premises, all of the Additional Rent (including, without limitation, Additional Rent pursuant to Section 5.2 and Articles VI and VII of the Lease) and other amounts due under the Lease at the times and in the manner set forth in the Lease, except that, for purposes of calculating the Additional Rent payable for the Existing Premises pursuant to Article VI and Articles VII of the Lease during the First Extended Term: (i) the Base Taxes for the Existing Premises shall be amended to Landlord’s Tax Expenses for fiscal tax year 2016, being the period from July 1, 2015 through June 30, 2016; and (ii) the Base Operating Expenses for the Existing Premises shall be amended to Landlord’s Operating Expenses for calendar year 2015, being the period from January 1, 2015 through December 31, 2015. In addition, during the First Extended Term, Tenant shall be responsible to pay all of the Additional Rent and other amounts due under the Lease with respect to the Expansion Premises pursuant to Section 5(e) through Section 5(g) above of this Fourth Amendment.

8. Additional Parking Privileges.

(a) As of the Effective Date, the parties agree that Tenant’s total “Number of Parking Privileges” is 723 parking privileges, 148 of which are located in the garage below the Building and 575 of which are located on the outdoor surface lot. As of the applicable commencement date for each Premises Component of the Expansion Premises set forth in Section 3 of this Fourth Amendment, Tenant shall have the right to additional parking privileges, subject to and in accordance with the terms of Article X of the Lease, and the definition of “Number of Parking Privileges” contained in Section 1.2 of the Lease shall be supplemented to include the parking privileges set forth below, and subject to adjustment, if applicable, pursuant to Exhibit F of this Fourth Amendment:

Premises Component of Expansion Premises	Date Additional Parking Privileges Available	Number of Additional Parking Privileges	Location of Additional Parking Privileges
Phase I Expansion Premises	From and after the Phase I Expansion Premises Commencement Date	70 parking privileges	14 of which are in the garage; 56 of which are in the outdoor surface lot

Phase II Expansion Premises	From and after the Phase II Expansion Premises Commencement Date	157 parking privileges	31 of which are in the garage; 126 of which are in the outdoor surface lot

Phase III Expansion Premises	From and after the Phase III Expansion Premises Commencement Date	160 parking privileges	32 of which are in the garage; 128 of which are in the outdoor surface lot

Phase IV Expansion Premises	From and after the Phase IV Expansion Premises Commencement Date	147 parking privileges	30 of which are in the garage; 117 of which are in the outdoor surface lot

(b) Landlord and Tenant acknowledge and agree that, following the Phase IV Expansion Premises Commencement Date, the total “Number of Parking Privileges” that Tenant will be entitled to use under the Lease will be 1,257 parking privileges, 255 of which are located in the garage below the Building and 1,002 of which are located on the outdoor surface lot, all as subject to and in accordance with the provisions of Article X of the Lease.

9. Additional Letter of Credit.

(a) Landlord and Tenant acknowledge that Landlord is currently holding a Letter of Credit pursuant to Section 16.26 of the Lease in the face amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00). Subject to satisfaction of the conditions set forth in Section 16.26(B) of the Lease as of October 1, 2012, Tenant was entitled to a reduction of the Letter of Credit to Six Hundred Thousand and 00/100 Dollars ($600,000.00). As of the date of this Fourth Amendment, the foregoing reduction has not been memorialized. Notwithstanding such reduction and in consideration of this Fourth Amendment, Landlord and Tenant have agreed that the amount of the Letter of Credit required pursuant to the Lease shall not be reduced and instead shall be increased to One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00) (the “Adjusted Security Deposit Amount”) and, accordingly, subsections (B), (C) and (D) of Section 16.26 of the Lease are hereby deleted from the Lease and of no further force and effect. On or before the later of (i) January 15, 2013 and (ii) the date this Fourth Amendment is executed by Tenant and delivered to Landlord, Tenant shall deliver to Landlord a new Letter of Credit or an amendment to the existing Letter of Credit in order to increase the amount of the Letter of Credit required under the Lease to the Adjusted Security Deposit Amount. The Letter of Credit, as increased pursuant to this Section 9 of this Fourth Amendment, shall continue to be held by Landlord and disposed of subject to and in compliance with Section 16.26 and all other applicable terms and conditions of the Lease, as amended by this Fourth Amendment.

(b) For purposes of this Section 9, the “Revenue Test” shall be considered to have been satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the applicable Scheduled Adjustment Date (as defined below), based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the Securities and Exchange Commission (the “SEC”) for each such fiscal quarter, Tenant’s total revenue (as determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”)) equals or exceeds Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000.00). In the event that, at any time, Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements within fifteen (15) business days after written demand from Landlord, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant’s total revenue in a similar fashion, based on such audited annual financial statements.

(c) For purposes of this Section 9, the “Adjusted EBITDA Margin Test” shall be deemed satisfied if, taking into account the last four (4) full fiscal quarters immediately preceding the applicable Scheduled Adjustment Date, based on the information contained in the unaudited financial statements set forth in the most recent Form 10-Q and/or Form 10-K, as applicable, filed by Tenant with the SEC for each such fiscal quarter, Tenant’s “Adjusted EBITDA” (as defined below) divided by total revenue (as determined in accordance with GAAP) is equal to or greater than 0.13. “Adjusted EBITDA” shall mean the following as determined in accordance with GAAP: Tenant’s net income (x) plus depreciation, amortization and stock based compensation, (y) adjusted for taxes and contingent consideration, if any, (z) less interest and other income (net). For the avoidance of doubt and notwithstanding the foregoing, if Tenant reports Adjusted EBITDA in any of its quarterly or annual earnings press releases (as filed by Tenant with the SEC on Form 8-K), the Adjusted EBITDA set forth in such press releases shall be deemed to be the Adjusted EBITDA to be used in calculating the Adjusted EBITDA Margin Test in this Section 9(d). In the event that, at any time, Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, Tenant shall provide Landlord with a certified copy of its most recent audited financial statements within fifteen (15) business days after written demand from Landlord, and a reasonably equivalent criteria acceptable to Landlord shall be used to determine Tenant’s Adjusted EBITDA and total revenue in a similar fashion, based on such audited annual financial statements.

(d) If, as of January 1, 2014, Tenant does not satisfy both the Revenue Test and the Adjusted EBITDA Margin Test, then the Adjusted Security Deposit Amount required under the Lease shall be increased to $1,500,000.00, and accordingly, Tenant shall deliver to Landlord within thirty (30) days of written demand therefor, either an amendment to the existing

Letter of Credit or a new Letter of Credit which increases the amount secured by the Letter of Credit to the amount required under this Section 9(d) and otherwise in strict conformity with the requirements of Section 16.26 of the Lease. If, as of January 1, 2014, Tenant satisfies both the Revenue Test and the Adjusted EBITDA Margin Test, then Tenant will not be required to increase the Adjusted Security Deposit Amount. Landlord hereby acknowledges that Tenant’s relevant financial statements for determining whether or not the Revenue Test and the Adjusted EBITDA Margin Test have been satisfied for purposes of this Section 9(d) will not be available until approximately April 1, 2014, and, accordingly, such determination shall be made at the time such statements become available.

(e) If, as of January 1, 2015, Tenant does not satisfy both the Revenue Test and the Adjusted EBITDA Margin Test, then the Adjusted Security Deposit Amount required under the Lease shall be increased to $1,875,000.00, and accordingly, Tenant shall deliver to Landlord within thirty (30) days of written demand therefor, either an amendment to the existing Letter of Credit or a new Letter of Credit which increases the amount secured by the Letter of Credit to the amount required under this Section 9(e) and otherwise in strict conformity with the requirements of Section 16.26 of the Lease. If, as of January 1, 2015, Tenant satisfies both the Revenue Test and the Adjusted EBITDA Margin Test, then Tenant will not be required to increase the Adjusted Security Deposit Amount. Landlord hereby acknowledges that Tenant’s relevant financial statements for determining whether or not the Revenue Test and the Adjusted EBITDA Margin Test have been satisfied for purposes of this Section 9(e) will not be available until approximately April 1, 2015, and, accordingly, such determination shall be made at the time such statements become available.

(f) If, as of January 1, 2018, (1) Tenant is not then in default under the terms of the Lease without the benefit of notice or grace, (2) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (3) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, and (4) Tenant satisfies both the Revenue Test and the Adjusted EBITDA Margin Test, then the Adjusted Security Deposit Amount shall be decreased by fifty percent (50%) of its then current amount (as the same may have been increased pursuant to this Section 9). If the foregoing conditions are satisfied as of January 1, 2018, Landlord shall exchange the Letter of Credit for either an amendment to the existing Letter of Credit or a new Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by fifty percent (50%) and otherwise in strict conformity with the requirements of Section 16.26 of the Lease. Landlord and Tenant hereby acknowledge that Tenant’s relevant financial statements for determining whether or not the Revenue Test and the Adjusted EBITDA Margin Test have been satisfied for purposes of this Section 9(f) will not be available until approximately April 1, 2018, and, accordingly, such determination shall be made at the time such statements become available. If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Letter of Credit, then Tenant shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the Adjusted Security Deposit Amount secured by the Letter of Credit shall be so reduced in accordance with this Section 9(f). No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 9(f), and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(g) The following dates are referred to in this Section 9, as the “Scheduled Adjustment Dates” (1) January 1, 2014, (2) January 1, 2015 and (3) January 1, 2018.

10. Refurbishment Allowance; Refurbishment Work. Provided that no monetary or material non monetary default by Tenant has occurred and is then continuing, Landlord shall provide Tenant, subject to and in accordance with this Section 10, with an allowance of up to an amount (the “Refurbishment Allowance”) equal to the product of (i) $25.00 multiplied by (ii) the rentable square footage of the Existing Premises (i.e. 144,603 rentable square feet), to be used for the purpose of renovating or refurbishing the Existing Premises (the “Refurbishment Work”). Tenant shall have the right to pool the Refurbishment Allowance with the Tenant Improvement Allowance pursuant and subject to the terms and conditions of Section 4(d)(vii) above of this Fourth Amendment. The Refurbishment Allowance shall be disbursed in accordance with the same terms, conditions and procedures applicable to the Tenant Improvement Allowance for Tenant’s Expansion Premises Work pursuant to Section 4 of this Fourth Amendment so far as applicable and Landlord shall have no duty to advance any portion of the Refurbishment Allowance unless and until Tenant has complied with all of the terms and conditions of Section 4 of this Fourth Amendment with respect to Requisitions for the Refurbishment Work. Landlord shall have no obligation to pay any amount of the Refurbishment Allowance in respect of any Requisition submitted after the Reimbursement Deadline, provided, however, if any portion of any Premises Component of the Expansion Premises is not timely delivered to Tenant on the applicable target delivery date therefor for any reason, the Reimbursement Deadline shall be extended on a day for day basis for each day that such portion of a Premises Component is not delivered, if and only to the extent Tenant still has any right pursuant to Section 4(d) of this Fourth Amendment to apply any remaining portion of the Refurbishment Allowance to the Premises Component of the Expansion Premises that was not timely delivered to Tenant. Landlord shall have no obligation to fund any portion of the Refurbishment Allowance to the extent that (a) at the time of the requisition a default by Tenant has occurred and is then continuing (except that if Landlord delivers to Tenant a notice of a default for which the cure period has not expired, Landlord shall not be obligated to disburse the requested portion of the Refurbishment Allowance unless and until Tenant cures the applicable default), or (b) there are any liens (unless bonded in accordance with applicable law) on Tenant’s interest in this Lease or the Building arising out of alterations to the Premises performed by or on behalf of Tenant or anyone claiming by, through or under Tenant.

11. Surrender. Notwithstanding anything in the Lease to the contrary, Landlord agrees that Tenant shall have no obligation to restore any corridors or conference rooms in the Existing Premises or the Expansion Premises demolished by Tenant to their condition prior to such demolition (i.e. Tenant shall not be required to reinstall such corridors or conference rooms if Tenant elects to demolish the same).

12. Extension Option. Tenant shall continue to have the right to exercise the extension option set forth in and subject to the terms and conditions of Section 3.2 of the Lease, provided, however, Section 3.2 of the Lease is hereby amended as follows:

(a) The reference to “five (5) years” in Section 1.2 of the Lease under the heading “Extension Option” is hereby deleted and replaced with a reference to “ten (10) years.”

(b) All references to “five (5) years” in Section 3.2 of the Lease are hereby deleted and replaced with references to “ten (10) years.”

(c) All references in Sections 1.2, 3.2, 5.1, Exhibit H and elsewhere in the Lease to “Extended Term” are hereby modified to and replaced with references to “Second Extended Term.”

(d) The time period for Tenant to deliver the Extension Term Exercise Notice in Section 3.2(B) is hereby modified to require that Tenant deliver such Extension Term Exercise Notice not earlier than twenty-seven (27) months nor later than twenty-one (21) months prior to the expiration of the First Extended Term, provided, however, if Tenant delivers an Extension Term Exercise Notice earlier than twenty-four (24) months prior to the expiration of the First Extended Term, Landlord will not be required to deliver Landlord’s Extension Term Rent Quotation until the date that is twenty-three (23) months prior to the expiration of the First Extended Term.

(e) For the avoidance of doubt, Tenant’s right to extend the Lease Term under Section 3.2 of the Lease shall apply to both the Existing Premises and the Expansion Premises collectively but not to any Premises Component independently.

13. Right of First Offer. Tenant’s right of first offer set forth in Section 17.3 of the Lease shall continue in full force and effect, provided, however, from and after the Effective Date, Sections 17.1 and 17.3 of the Lease are hereby modified as follows:

(a) Tenant’s right of first offer shall be subject and subordinate to Landlord’s potential relocation of the two (2) existing tenants of the Building leasing the spaces identified in Section 1(c) and Section 2(b) of Exhibit F attached to this Fourth Amendment to substitute premises in the Building or the Additional Building, provided, however, Landlord agrees not to relocate any such existing tenants to any Atrium Adjacent Space at any time prior to the Atrium Expansion Notice Date.

(b) The references to “granted prior to the date hereof” in Section 17.1(d)(i)(1) and 17.1(d)(iv)(1) shall be amended to refer to rights granted as of the Effective Date of this Fourth Amendment and Exhibit M referenced in Section 17.1(d)(ii) and attached to the Lease is hereby deleted and replaced with the Exhibit M attached to this Fourth Amendment.

(c) Section 17.1(d)(iv) is hereby amended to replace the references to “NRT New England, Network Appliance” with references to “Super Media.” Tenant acknowledges and agrees that the existing tenant, Metavante, referenced in Section 17.1(d)(iv) is now known as Alegeus.

(d) References in Sections 17.1 and 17.3 of the Lease to “Initial Lease Term” and “Initial Term” are hereby modified and amended to references to the Original Lease Term, as such Original Lease Term is extended pursuant to this Fourth Amendment for the First Extended Term and references to “Extension Term” are hereby modified to refer to the Second Extended Term.

(e) Notwithstanding anything in Section 17.3(a) to the contrary, Tenant’s right of first offer on any Available ROFO Space in the Additional Building is a one-time right and not an ongoing right, provided, however, Landlord and Tenant agree that, from and after the Effective Date, Tenant’s one-time right of first offer in Section 17.3 of the Lease for Available ROFO Space in the Additional Building shall again apply to any Available ROFO Space in the Additional Building which Landlord offered to Tenant prior to the Effective Date pursuant to Section 17.3 of the Lease but as to which Tenant failed or declined to exercise its right of first offer to lease, except that Tenant’s right of first offer to lease any space in the Additional Building whether or not previously offered to and declined (or deemed declined) by Tenant prior to the Effective Date shall be subject to the Prior Rights described in Section 17.1(d)(iv) of the Lease, as amended by this Fourth Amendment to the Prior Rights in existence as of January 1, 2013.

(f) Section 17.3(C) of the Lease is hereby modified to delete the words “eighteen (18) months” and replace the same with the words “twenty-one (21) months.”

14. Conditional Expansion Option.

(a) Subject to satisfaction of the Permit Contingency (as hereinafter defined) and on the conditions that both at the time that Tenant exercises its expansion option under this Section 14 and as of the date upon which the Atrium Expansion Premises (as hereinafter defined) would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the entire Premises (excluding any assignment or subletting permitted without Landlord’s consent under Section 12.2 of the Lease), and (iv) Tenant then leases or has irrevocably committed to lease from Landlord (pursuant to fully executed, irrevocable lease amendments to the Lease or other written documentation with Landlord) all of the rentable floor area of the Building which is contiguous (the “Atrium Adjacent Suites”) to the Atrium Expansion Premises (the foregoing conditions, collectively, the “Atrium Expansion Conditions”), Tenant shall have the option to lease the entire common area north atrium of the Building (the “Atrium Expansion Premises”) upon all of the same terms and conditions of the Lease except as otherwise set forth in this Section 14. The Atrium Expansion Premises contains approximately 9,356 square feet of rentable floor area, and is substantially as shown on Exhibit D-1 attached hereto. Tenant shall, subject to satisfaction of the Atrium Expansion Conditions, exercise its option to lease the Atrium Expansion Premises by giving written notice (“Atrium Expansion Exercise Notice”) to Landlord on or before September 30, 2019 (the “Atrium Expansion Notice Date”). If Tenant fails timely to deliver the Atrium Expansion Exercise Notice to Landlord on or before the Atrium Expansion Notice Date, Tenant shall have no further right to lease such Atrium Expansion Premises, time being of the essence of this Section 14. Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge, attached hereto as Exhibit D-2 is list of all the individually leasable spaces contiguous to the Atrium Expansion Premises not presently leased by Tenant, an identification of the current leases therefor, the date that such current lease is scheduled to expire and any renewal, extension, expansion, first refusal, or first offer rights affecting such spaces. Within thirty (30) days following a written request from Tenant, Landlord agrees to notify Tenant of any updates or changes to Exhibit D-2. Landlord agrees that, notwithstanding the definition of Prior Rights with respect to office space on the first (1st) floor of the Building set forth in Section 17.1(d)(i) of the Lease, if an existing first (1st) floor tenant leasing any Atrium Adjacent Space as of the Effective Date and identified on Exhibit D-2 attached hereto fails to timely exercise the renewal option, if any, set forth in its respective lease in the Building, Landlord shall not voluntarily agree to an extension of such existing first (1st) floor tenant’s lease of such Atrium Adjacent Space without first complying with Tenant’s right of first offer to lease such Atrium Adjacent Space pursuant to Section 17.3 of the Lease. The foregoing shall apply only to Atrium Adjacent Spaces on the first (1st) floor of the Building and only until the expiration of the Atrium Expansion Notice Date and shall not apply to any other office space on the first (1st) floor or elsewhere in the Building which shall continue to be governed by the definition of Prior Rights set forth in Section 17.1(d) of the Lease.

(b) Landlord shall, within thirty (30) days after Landlord receives the Atrium Expansion Exercise Notice, provide Tenant with written notice setting forth Landlord’s quotation of a proposed fixed annual rent for the Atrium Expansion Premises (“Landlord’s Expansion Premises Terms”). Tenant shall notify Landlord, within ten (10) business days of receipt of Landlord’s notice as aforesaid whether Tenant agrees or disagrees with Landlord’s Atrium Expansion Premises Terms. If Tenant disagrees with Landlord’s Atrium Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination in accordance with the provisions of Exhibit H to the Lease to determine the Prevailing Market Rent for the Atrium Expansion Premises for use as office space, by giving notice to the other within an additional ten (10) days after the end of such thirty (30) day period.

(c) In addition to satisfaction of the Atrium Expansion Conditions, Tenant’s expansion option under this Section 14 shall be expressly subject to and conditioned upon (i) such exclusive use not violating any Legal Requirements, including without limitation, egress requirements for the Building, or the existing Special Permit in effect for the Complex, and (ii) receipt of all permits, licenses or other approvals (the “Tenant’s Approvals”) required under applicable Legal Requirements for Tenant’s exclusive use of the Atrium Expansion Premises and all appeal periods with respect thereto have expired with no appeals having been taken, or, if an appeal has been taken, such appeal is resolved to the reasonable satisfaction of Landlord and Tenant (collectively, the “Permit Contingency”). The Tenant’s Approvals shall be in form and substance reasonably acceptable to Landlord and Tenant, provided, however, the foregoing shall not require Landlord to consent to or approve any change in the zoning for the Complex, the imposition of any conditions or limitations on the Complex, any Tenant’s Approvals which would impose additional obligations on Landlord to perform alterations to the Building or Complex to comply with applicable Legal Requirements, including the Americans With Disabilities Act of 1990 (as amended from time to time, the “ADA”) or any Tenant’s Approvals which would adversely affect the floor area ratio for the Building or the Complex.

(d) So long as the Landlord originally named herein or any affiliate of Boston Properties, Inc. is the Landlord under the Lease, Landlord shall have the option, by delivery of written notice to Tenant within thirty (30) days after Landlord receives the Atrium Expansion Exercise Notice, to elect to serve as construction manager and provide the construction management services for Tenant’s construction of leasehold improvements to and fit-out of the Atrium Expansion Premises (the “Atrium Expansion Work”) and, if Landlord so elects, Landlord shall charge and Tenant shall pay to Landlord a market construction management fee for such services. Landlord’s construction management services shall be consistent with the services identified on Exhibit B to the Third Amendment to Lease identified in Recital A to this Fourth Amendment and Landlord and Tenant shall enter into a separate written agreement to memorialize the construction management services to be provided by Landlord and the construction management fee to be paid by Tenant. If Landlord serves as construction manager for the Atrium Expansion Work, either by Landlord’s election or otherwise by agreement of Landlord and Tenant, then Landlord shall be responsible, at Tenant’s cost and expense, for securing Tenant’s Approvals provided, however, (x) Tenant shall have the right to review and approve all applications and submittals prior to Landlord submitting the same, (y) all costs incurred by Landlord with respect to the Tenant’s Approvals shall be subject to Tenant’s reasonable approval, and (z) if previously approved by Tenant, any fees or mitigation payments required by such Tenant’s Approvals shall be Tenant’s sole cost and expense. If Landlord is responsible to obtain any Tenant’s Approvals as set forth above, Landlord shall have a period of nine (9) months following delivery of Landlord’s exercise notice to Tenant, subject to extension on account of any Force Majeure or delays caused by any act or omission of Tenant, to apply for and obtain the applicable Tenant’s Approvals and Tenant shall cooperate with Landlord, at Tenant’s expense, to obtain such Tenant’s Approvals, including executing all applications and providing all information required by the issuing authority. If at the expiration of such 9-month period (as the same may be extended), Landlord has not obtained the applicable Tenant’s Approvals, of if the Tenant’s Approvals have been obtained but are not in form reasonably acceptable to Tenant, Landlord or Tenant may elect to terminate the exercise of Tenant’s expansion option pursuant to this Section 14 by delivery of ten (10) days prior written notice to the other. Landlord shall have no liability to Tenant if the Tenant’s Approvals are not obtained.

(e) If Landlord does not serve as construction manager for the Atrium Expansion Work, either by Landlord’s election or otherwise, then Tenant shall be responsible, at Tenant’s cost and expense, for securing the Tenant’s Approvals and Landlord shall reasonably cooperate with Tenant, at Tenant’s expense, to obtain such Tenant’s Approvals, including executing all applications and providing all information required by the issuing authority. If Tenant fails or is unable to obtain all of Tenant’s Approvals within nine (9) months from the date of delivery of the Atrium Expansion Exercise Notice, subject to extension on account of any Force Majeure or delays caused by any act or omission of Landlord, Landlord or Tenant shall have the right to cancel Tenant’s exercise of its expansion option pursuant to this Section 14 by written notice delivered to the other party within thirty (30) days after the expiration of said nine (9) month period.

(f) The Lease Term for the Atrium Expansion Premises shall commence on the date Landlord delivers possession of the Atrium Expansion Premises to Tenant and shall be co-terminous with the Lease Term, as the same may be extended, provided, however, (y) Landlord shall not deliver possession of the Atrium Expansion Premises to Tenant and the Lease

Term for the Atrium Expansion Premises shall not commence prior to date the Permit Contingency is satisfied, and (z) in no event shall the Lease Term for the Atrium Expansion Premises commence prior to the date Tenant’s lease for all of the rentable floor area of the Building which is contiguous to the Atrium Expansion Premises has commenced. The Atrium Expansion Premises shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e. as of the commencement date in respect of the Atrium Expansion Premises), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Atrium Expansion Premises for Tenant’s occupancy, or to provide any contribution or allowance (including, without limitation, any Landlord’s Contribution, Tenant Improvement Allowance or Refurbishment Allowance) to Tenant in respect of the Atrium Expansion Premises (except Landlord hereby agrees that fixed rent shall be abated for the first three (3) months of the Lease Term with respect to the Atrium Expansion Premises). Tenant shall be responsible to reimburse Landlord for any and all reasonable costs incurred by Landlord in order to modify the common areas of the Building to provide adequate ingress or egress to other tenants of the Building or otherwise to modify the common areas or install new common corridors and other installations to accommodate Tenant’s lease of the Atrium Expansion Premises.

15. Building Amenity.

(a) Subject to and conditioned upon Landlord’s receipt of all necessary licenses, permits and approvals, Landlord shall, at Landlord’s expense, install or cause to be installed by a designee, bleacher-style seating in the North Atrium substantially in accordance with plan attached hereto as Exhibit E on or prior to July 31, 2014 (the “Atrium Seating Completion Date”). If Landlord fails to substantially complete the installation of such bleacher-style seating by Atrium Seating Completion Date, which date shall each be extended for a period equal to the aggregate of delays caused by an event or occurrence of Landlord’s Force Majeure (as defined in the Lease) and/or any other delays caused by Tenant or Tenant’s agents, employees or contractors, then provided there is no Event of Default in existence and continuing, Tenant shall receive, as Tenant’s sole remedy, a rent credit equal to $1,000 per day for each day following the Atrium Seating Completion Date (as so extended) until the installation of the bleacher-style seating is substantially completed. Except if the North Atrium is leased by Tenant pursuant to the terms of Section 14 of this Fourth Amendment, Tenant shall have the right to non-exclusive use the North Atrium in accordance with the terms of the Lease and rules and regulations reasonably adopted by Landlord. Tenant’s use of the North Atrium will be free of charge except for (i) Tenant’s exclusive use thereof for private functions or meetings which exclusive use will be subject to availability of the dates selected by Tenant and the payment of any reasonable charges from time to time in effect for tenant private use of such areas to cover Landlord’s set-up and clean-up costs from such private use, and (ii) the inclusion of the reasonable costs to clean, repair, and maintain any such bleacher-style seating in Landlord’s Operating Expenses, provided, however, if Tenant leases the North Atrium pursuant to Section 14 of this Fourth Amendment, Tenant shall be responsible to repair, maintain and replace such bleacher-style seating as part of the Premises.

(b) Tenant’s right to non-exclusive use of the so called “airport lounge,” common area conference rooms, and all other common area meeting space in the Complex in common with Landlord and others entitled thereto will be free of charge except for the inclusion of the reasonable costs to operate, maintain and clean such common areas in Landlord’s Operating Expenses.

16. Revocable License to Locate a Food Truck.

(a) Subject to applicable Legal Requirements and the terms, provisions and restrictions of this Section 16 and other applicable terms and conditions of the Lease, during the Term, unless such license is earlier terminated by Landlord as hereinafter provided, Landlord grants to Tenant a non-exclusive license pursuant to the terms set forth herein, to use a portion of the common areas of the Site designated from time to time by Landlord in Landlord’s reasonable discretion (such location reasonably designated by Landlord from time to time, the “Food Truck Location”) for the daily parking of not more than one (1) food truck per business day (any such food truck on the Site pursuant to this Section 16 may be referred to herein as the “Tenant’s Food Truck”) which Tenant’s Food Truck may be used for the retail sale of food and non-alcoholic beverages to Tenant and, if so operated by Tenant, shall be available to all tenants of the Building and the Complex and their respective employees and business visitors. In no event shall any Tenant’s Food Truck remain in the Food Truck Location overnight, on weekends or prior to 7:00 a.m. EST or after 3:00 p.m. EST each day and Landlord shall have the right to reasonably change from time to time the Food Truck Location upon at least seven (7) days prior written notice to Tenant. Neither Tenant nor any vendor of a Tenant’s Food Truck shall place or install any furniture or seating in the Food Truck Location. Tenant’s operation of Tenant’s Food Truck shall be subject to rules and regulations as Landlord may reasonably promulgate from time to time with respect to Tenant’s use of such Food Truck Location. For the avoidance of doubt the parties agree that Tenant shall have no obligation to operate Tenant’s Food Truck at the Site.

(b) Landlord shall have the right to approve, in Landlord’s reasonable discretion, the size, capacity and aesthetics of any Tenant’s Food Truck and each vendor operating Tenant’s Food Truck and Tenant shall not permit any vendor to locate a food truck in the Food Truck Location prior to the date Landlord has approved such vendor and received evidence of insurance coverages required of such vendor by Landlord and copies of permits and approvals required under Section 16(c) below. Landlord shall have the right to revoke any approval of a vendor in the event that such vendor is not complying with Landlord’s rules or other instructions (verbal or otherwise) or the terms of the Lease (including without limitation the insurance coverages required to be carried by Tenant’s vendors or contractors under the Lease) or is otherwise not operating in accordance with Landlord’s standards. Tenant shall be responsible to monitor the operation of Tenant’s Food Truck and the vendor thereof and ensure that the Food Truck Location is maintained in a clean and sanitary manner and free of litter and other debris. Tenant agrees to meet with Landlord upon request to review the operation of Tenant’s Food Truck and to implement any suggestions or recommendations from Landlord.

(c) Tenant shall be responsible, at Tenant’s sole cost and expense, to obtain and maintain or to cause to be obtained and maintained by any food truck vendor any and all licenses, permits, consents or approvals that may be required by applicable Legal Requirements or the City of Waltham over the use and operation of Tenant’s Food Truck, including, without limitation, mobile food vending vehicle permits or its equivalent in the City of Waltham and Commonwealth of Massachusetts’ Registry of Motor Vehicles licenses and registrations for any such food truck. Tenant will provide Landlord with copies of all such licenses, permits, consents and approvals within five (5) business days after the date that Tenant shall have obtained same and Tenant shall not use the Food Truck Location or operate Tenant’s Food Truck until such time that Tenant has obtained all such documentation. If, at any time, such licenses, permits, consents or approvals shall expire and are not renewed or are revoked, withdrawn or terminated, as the case may be, Tenant’s right to operate Tenant’s Food Truck under this Section 16 shall immediately terminate and Tenant shall immediately discontinue its use of the Food Truck Location and operation of Tenant’s Food Truck. Tenant shall, in its operation of any Tenant’s Food Truck, comply with all applicable Legal Requirements and with all of the terms, covenants, restrictions and conditions of any such licenses, permits, consents or approvals, including without limitation, capacity restrictions.

(d) Landlord shall have the right, in Landlord’s sole and absolute discretion, to revoke and terminate Tenant’s license to operate Tenant’s Food Truck with or without cause upon not less than thirty (30) days prior written notice to Tenant, provided, however, Landlord may terminate Tenant’s license hereunder upon such shorter notice if Tenant’s operation is unreasonably disturbing other tenants, occupants or users of the Complex, is in violation of Legal Requirements, or poses a threat to public safety.

(e) Landlord shall not, under any circumstance, be required to provide services or utilities to the Food Truck Location or Tenant’s Food Truck. All of Tenant’s obligations under this Lease, including Tenant’s indemnification and insurance obligations shall extend to the Food Truck Location and Tenant’s operation of Tenant’s Food Truck, except as otherwise provided in Section 16(h) below. The insurance coverages required to be maintained by Tenant pursuant to the Lease shall be extended to cover the Tenant’s Food Truck and Tenant shall provide Landlord with evidence of such insurance coverages as required under the Lease with respect to the Premises. The foregoing shall not relieve the vendor of any Tenant’s Food Truck of the obligation to carry the insurance coverages reasonably required by Landlord and Tenant shall provide Landlord with evidence of such vendor’s insurance coverages prior to the date such vendor first commences any operation of Tenant’s Food Truck at the Food Truck Location and thereafter within five (5) business days following receipt of a request from Landlord.

(f) In the event that any governmental agency having jurisdiction over the Building, the Site and/or the Complex, as the case may be, shall impose any sidewalk or common space taxes or other taxes or fees on Landlord in connection with the operation of the Tenant’s Food Truck, Tenant shall pay to Landlord the amount of any such tax or fee imposed in connection with the operation of the Tenant’s Food Truck.

(g) To the maximum extent permitted by law, Tenant’s use of the Food Truck Location shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Food Truck Location or Tenant’s Food Truck are damaged for any reason. In addition to the indemnification provisions set forth in this Lease which shall be applicable to the Tenant’s Food Truck, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Food Truck Location and/or the operation of Tenant’s Food Truck.

(h) Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Food Truck Location, provided, however, Tenant shall be responsible to reimburse Landlord, within thirty (30) days after receipt of an invoice, for all increased costs reasonably incurred by Landlord in operating the Building and/or the Complex as a result of Tenant’s use of the Food Truck Location and/or the operation of Tenant’s Food Truck, including, without limitation, increased insurance premiums, and additional security and trash removal services required as a result of such activities.

17. Amendment of Lease Terms; Inapplicable Provisions.

(a) From and after the Effective Date, Section 7.5(i) of the Lease is hereby deleted and the following new Section 7.5(i) is inserted in place thereof:

“(i) depreciation for capital expenditures made by Landlord during the Lease Term but only with respect to capital expenditures incurred (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements or (z) to maintain the Building in a quality comparable to that of other high quality office buildings in the Central Suburban 128 Market (but excluding, without limitation, capital expenditures made by Landlord to construct or install the Alternative Parking under Section 10.2 (below) (the capital expenditures described in subsections (x), (y) and (z) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of (x), (y) and (z), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located, and depreciation in the case of (x), (y) and (z) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; provided, however, if Landlord reasonably concludes on the basis of engineering estimates conducted by a third party engineer approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed by Tenant) that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal. In the event that Landlord desires to increase the depreciation of any Permitted Capital Expenditures to equal the Projected Annual Savings, then Tenant may request Landlord to provide Tenant with a copy of the third party engineer’s written report setting forth the basis for such engineer’s calculation of the Projected Annual Savings. Provided and on the condition that Tenant notifies Landlord not later than ten (10) business days after receipt of the third party engineer’s report that Tenant disagrees with such engineer’s determination of the Projected Annual Savings and setting forth with reasonable specificity the basis for Tenant’s disagreement, Landlord shall have a second third party engineer approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed by Tenant) review and provide a separate determination of the Projected Annual Savings. If the Projected Annual Savings determination by the second engineer differs from the Projected Annual Savings of the first engineer, then the Projected Annual Savings for purposes of this subsection (i) shall be the average of the two (2) determinations by the engineers. Tenant shall be responsible for the costs incurred with respect to the second engineer. After determination of the Projected Annual Savings or if Tenant fails to timely dispute the Projected Annual Savings by Landlord’s initial third party engineer, the amount of such Projected Annual Savings shall be binding upon Landlord and Tenant and shall not be subject to adjustment in the event actual savings are greater or less than such Projected Annual Savings or be subject to further review by Tenant pursuant to Section 7.6(d) of the Lease or otherwise. The Permitted Capital Expenditures permitted under clause (z) above shall in no event include capital expenditures for replacement of rooftop HVAC units, boilers or controls in the Buildings or any capital expenditures relating to base building HVAC systems, provided, however, the foregoing shall not limit or affect the inclusion of any of the foregoing capital costs as Permitted Capital Expenditures to the extent permitted pursuant to clauses (x) or (y) above of this Section 7.5(i).”

(b) From and after the Effective Date through the Existing Expiration Date, for purposes of determining what may be charged to Tenant as part of Operating Cost Excess, the total annual amount of costs and expenses attributable to maintenance of the base building HVAC systems in the Buildings included in Landlord’s Operating Expenses shall not exceed $88,000.00 per annum. The foregoing shall not apply to limit the maintenance costs and expenses attributable to the base building HVAC systems in the Buildings included in Landlord’s Operating Expenses during the First Extended Term.

(c) From and after the Effective Date, Section 12.4 of the Lease is hereby amended to delete the language “or is active negotiation with the landlord of the building in question” from subparagraph (a) of such Section 12.4. Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees that it shall not unreasonably withhold, condition or delay its consent to subleasing by Tenant of portions of the Expansion Premises for the following parties which are tenants of portions of the Expansion Premises as of the Effective Date: Gap, SBANE, Fiserv, Logix and XO Communications, and their respective successors and assigns, provided, however, any such sublease shall otherwise be subject to and comply with the terms and conditions of Article XII of the Lease (exclusive of Sections 12.3, 12.4(a), 12.4(b), 12.4(c) and 12.4(e) which shall be inapplicable).

(d) Section (II)(A)(i) of Exhibit D to the Lease is hereby deleted and replaced with the following:

“(i) Cooling season indoor temperatures of not in excess of 72—77 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.”

(e) Exhibit C to the Lease and Exhibit B to the Second Amendment to Lease shall not be applicable to Tenant’s Expansion Premises Work, any Refurbishment Work or any other work or construction performed by or on behalf of Tenant under the Lease.

(f) If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (a “REIT”), any service required or permitted to be performed by Landlord pursuant to the Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under the Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under the Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

18. Tenant’s Insurance. From and after the Effective Date, the following provision shall be inserted at the end of Section 13.3 of the Lease: “Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.”

19. Additional Tenant Generator. Tenant shall have the right, subject to the terms and conditions of the Lease and all applicable Legal Requirements and Insurance Requirements, to install (i) an additional emergency generator and diesel fuel tank in the location shown on Schedule G attached hereto (the “Additional Tenant Generator”) both of a size and capacity not in excess of Tenant’s existing Emergency Generator, and (ii) certain connections from the Additional Tenant Generator to the Premises (the “Additional Generator Connections”). Tenant’s installation and use of the Additional Tenant Generator and Additional Generator Connections shall be upon all of the same terms and conditions of Section 16.30 of the Lease which terms and conditions are hereby incorporated herein by reference except that, for purposes of such incorporation, all references in Section 16.30 to “Emergency Generator” shall be deemed references to the Additional Tenant Generator and all references in Section 16.30 to “Generator Connections” shall be deemed references to the Additional Generator Connections. Landlord shall have the right to approve the plans and specifications for the Additional Generator and the Additional Generator Connections in accordance with the terms of Article IX of the Lease.

20. Rooftop Patio.

(a) Subject to the terms and conditions of this Section 20 and applicable Legal Requirements and Insurance Requirements and satisfaction of the Rooftop Permit Contingency (as hereinafter defined), Tenant shall be permitted, at its sole cost and expense, to construct, operate and maintain a rooftop patio and garden area, including installation of an enclosed structure to serve as collaboration and meeting space (the “Tenant’s Rooftop Installations”) on the rooftop of the Building (“Tenant’s Rooftop Area”) pursuant to a separate written agreement to be executed by Landlord and Tenant governing Tenant’s construction, use and maintenance of the Tenant’s Rooftop Installations and Tenant’s Rooftop Area. Tenant shall not have the right to construct or use the Tenant’s Rooftop Installations until such separate agreement is executed. Tenant shall provide Landlord with written notice of Tenant’s election to exercise Tenant’s rights under this Section 20 (the “Rooftop Patio Election Notice”) not later than January 1, 2017. The exact specifications of the Tenant’s Rooftop Installations, the method of installing the Tenant’s Rooftop Installations and the size and location of the Tenant’s Rooftop Area shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed and provided the size of such Tenant’s Rooftop Area shall not exceed three thousand (3,000) square feet.

(b) Tenant’s rights under this Section 20 shall be expressly subject to and conditioned upon (i) such rooftop use and Tenant’s Rooftop Installations not violating any Legal Requirements or the existing Special Permit in effect for the Complex, and (ii) receipt of all permits, licenses or other approvals (the “Tenant’s Rooftop Approvals”) required under applicable Legal Requirements for Tenant’s Rooftop Installations and use of Tenant’s Rooftop Area and all appeal periods with respect thereto have expired with no appeals having been taken, or if an appeal has been taken, such appeal is resolved to the reasonable satisfaction of Landlord and Tenant (collectively, the “Rooftop Permit Contingency”). All of Tenant’s Rooftop Approvals must be in form and substance reasonably acceptable to Landlord and Tenant, provided, however, the foregoing shall not require Landlord to consent to or approve any change in the zoning for the Complex, the imposition of any conditions or limitations on the Complex, any Tenant’s Rooftop Approvals which would impose additional obligations on Landlord to perform alterations to the Building or Complex to comply with applicable Legal Requirements, including the ADA or any Tenant’s Rooftop Approvals which would adversely affect the floor area ratio for the Building or the Complex. Landlord shall cooperate with Tenant in securing Tenant’s Rooftop Approvals provided, however, any fees or mitigation payments required by such Tenant’s Approvals shall be Tenant’s sole cost and expense.

(c) So long as the Landlord originally named herein or any affiliate of Boston Properties, Inc. is the Landlord under the Lease, Landlord shall have the option, by delivery of written notice to Tenant within thirty (30) days after Landlord receives the Rooftop Patio Election Notice, to elect to serve as construction manager and provide the construction management services for Tenant’s construction of Tenant’s Rooftop Installation and, if Landlord so elects, Landlord shall charge and Tenant shall pay to Landlord a market construction management fee for such services. Landlord’s construction management services shall be consistent with the services identified on Exhibit B to the Third Amendment to Lease identified in Recital A to this Fourth Amendment and Landlord and Tenant shall enter into a separate written agreement to memorialize the construction management services to be provided by Landlord and the construction management fee to be paid by Tenant. If Landlord serves as construction manager for the Tenant’s Rooftop Installation, either by Landlord’s election or otherwise by agreement of Landlord and Tenant, then Landlord shall be responsible, at Tenant’s cost and expense, for securing Tenant’s Rooftop Approvals provided, however, (x) Tenant shall have the right to review and approve all applications and submittals prior to Landlord submitting the same, (y) all costs incurred by Landlord with respect to the Tenant’s Rooftop Approvals shall be subject to Tenant’s reasonable approval, and (z) if previously approved by Tenant, any fees or mitigation payments required by such Tenant’s Rooftop Approvals shall be Tenant’s sole cost and expense. If Landlord is responsible to obtain any Tenant’s Rooftop Approvals as set forth above, Landlord shall have a period of nine (9) months following delivery of Landlord’s exercise notice to Tenant, subject to extension on account of any Force Majeure or delays caused by any act or omission of Tenant, to apply for and obtain the applicable Tenant’s Rooftop Approvals and Tenant shall cooperate with Landlord, at Tenant’s expense, to obtain such Tenant’s Rooftop Approvals, including executing all applications and providing all information required by the issuing authority. If at the expiration of such 9-month period (as the same may be extended), Landlord has not obtained the applicable Tenant’s Rooftop Approvals, of if the Tenant’s Rooftop Approvals have been obtained but are not in form reasonably acceptable to Tenant, Landlord or Tenant may elect to cancel Tenant’s exercise of its rights pursuant to this Section 20 by delivery of written notice delivered to the other party within thirty (30) days after the expiration of said nine (9) month period. Landlord shall have no liability to Tenant if the Tenant’s Rooftop Approvals are not obtained.

(d) If Landlord does not serve as construction manager for the Tenant’s Rooftop Installation, either by Landlord’s election or otherwise, then Tenant shall be responsible, at Tenant’s cost and expense, for securing the Tenant’s Rooftop Approvals and Landlord shall reasonably cooperate with Tenant, at Tenant’s expense, to obtain such Tenant’s Rooftop Approvals, including executing all applications and providing all information required by the issuing authority. If Tenant fails or is unable to obtain all of Tenant’s Rooftop Approvals within nine (9) months from the date of delivery of the Rooftop Patio Election Notice, subject to extension on account of any Force Majeure or delays caused by any act or omission of Landlord, Landlord or Tenant shall have the right to cancel Tenant’s exercise of its rights pursuant to this Section 20 by written notice delivered to the other party within thirty (30) days after the expiration of said nine (9) month period.

(e) Commencing on the Effective Date, Tenant’s rights to install a rooftop patio and meeting space on the rooftop of the Building shall be exclusive to Tenant. Tenant’s rights under this Section 20 shall in no event apply to the Additional Building (as defined in the Lease) or be deemed to restrict Landlord’s right to use or grant rights to third parties to use the roof for other uses or purposes. If, at any time following the Phase IV Expansion Premises Commencement Date, Tenant (together with any Tenant Affiliate and/or Permitted Tenant Successor pursuant to Section 12.2 of the Lease) does not satisfy the Leasing Threshold, Tenant’s rooftop rights set forth in this Section 20 shall no longer be exclusive to Tenant.

21. Building Signage. Commencing on the Effective Date, Tenant’s rights to the Impact Signage set forth in Section 4.2(B) of the Lease and the Building Signage set forth in Section 4.2(C) of the Lease shall be exclusive to Tenant and Landlord shall not grant or permit other tenants or third parties the right to maintain exterior signage on the Building or central elevator lobby signage in the Building, excluding tenant lobby directories in the lobbies of the Building. If, at any time following the Phase IV Expansion Premises Commencement Date, Tenant (together with any Tenant Affiliate and/or Permitted Tenant Successor pursuant to Section 12.2 of the Lease) ceases to lease and occupy at least 175,000 square feet of rentable floor area in the Building (the “Leasing Threshold”), Tenant’s rights to the Impact Signage and the Building Signage shall no longer be exclusive to Tenant and Landlord may grant or permit other tenants or third parties the right to maintain exterior signage on the Building and central elevator lobby signage in the Building. In addition, Section 4.2(D) of the Lease is hereby amended by deleting clause (y) in its entirety and substituting the following therefor: “(y) such time as Tenant (together with any Tenant Affiliate and/or Permitted Tenant Successor pursuant to Section 12.2 of the Lease), leases less than 144,603 square feet of rentable floor area of the Building.”

22. Brokerage. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment other than Richards, Barry, Joyce & Partners (the “Broker”), and in the event any claim is made against the Landlord relative to dealings with brokers other than Broker, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment other than the Broker, and in the event any claim is made against the Tenant relative to dealings with brokers other than Broker, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to Broker in connection with this Fourth Amendment.

23. Mortgagees. Landlord represents and warrants to Tenant that, as of the Effective Date, neither the Site nor the Building is encumbered by any mortgage.

24. Estoppel. As of the Effective Date, Landlord hereby represents and warrants to Tenant: (a) to Landlord’s actual knowledge, neither Tenant nor Landlord is in default under any of the terms of the Lease, and (b) all Annual Fixed Rent, and the estimated billings for Tax Excess, Operating Cost Excess, electricity and HVAC costs due from Tenant have been paid through the Effective Date. Tenant hereby acknowledges that as of the Effective Date (i) Landlord has no undischarged obligations under the Lease to perform any work or improvements to the Premises, or otherwise; (ii) there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord; (iii) to Tenant’s actual knowledge, neither Landlord nor Tenant is in any respect in default under the Lease.

25. Not an Offer; Binding Agreement. The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Expansion Premises or an option to or for the Expansion Premises for the Lease Term or an additional period. This document shall become effective and binding only upon the execution and delivery of this Fourth Amendment by both Landlord and Tenant.

26. Ratification. Except as expressly modified by this Fourth Amendment, the Lease shall remain in full force and effect, and as further modified by this Fourth Amendment, is expressly ratified and confirmed by the parties hereto. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the lease regarding assignment and subletting.

27. Interpretation and Partial Invalidity. If any term of this Fourth Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Fourth Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Fourth Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Fourth Amendment. This Fourth Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

28. Counterparts and Authority. This Fourth Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Fourth Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fourth Amendment.

IN WITNESS WHEREOF, the undersigned executed this Fourth Amendment as a sealed instrument as of the date and year first written above.

WITNESS:	LANDLORD:

BP RESERVOIR PLACE LLC

	By:	Boston Properties Limited Partnership, its sole member

		By:	Boston Properties, Inc., its general partner

			By:	/s/ Bryan J. Koop
			Name:	Bryan J. Koop
			Title:	Senior Vice President

WITNESS:	TENANT:

Robert P. Nault	CONSTANT CONTACT, INC.

	By:	/s/ Harpreet Grewal
	Name:	Harpreet Grewal
	Title:	Chief Financial Officer Hereunto duly authorized

EXHIBIT A-1

FLOOR PLAN OF PHASE I EXPANSION PREMISES

EXHIBIT A-2

FLOOR PLAN OF PHASE II EXPANSION PREMISES

EXHIBIT A-3

FLOOR PLAN OF PHASE III EXPANSION PREMISES

EXHIBIT A-4

FLOOR PLAN OF PHASE IV EXPANSION PREMISES

EXHIBIT B

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF	Date:

COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE: None

1. Original Contract Amount:	$

2. Approved Change Orders:	$

3. Adjusted Contract Amount: (line 1 plus line 2)	$

4. Completed to Date:	$

5. Less Retainage:	$

6. Total Payable to Date: (line 4 less line 5)	$

7. Less Previous Payments:	$

8. Current Amount Due: (line 6 less line 7)	$

9. Pending Change Orders:	$

10. Disputed Claims:	$

The undersigned who has a contract with                      for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in                     (city or town),                      County,                      and owned by                     , upon receipt of                      ($                    ) in payment of an invoice/requisition/application for payment dated                      does hereby:

(a)	waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)	subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this                      day of                     , 20        .

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.

Signed under the penalties of perjury as of this                      day of                     , 20        .

SUBCONTRACTOR:	Signature and Printed Name of Individual Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER

AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1. Original Contract Amount:	$

2. Approved Change Orders:	$

3. Adjusted Contract Amount:	$

4. Sums Paid on Account of Contract Amount:	$

5. Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as a sealed instrument as of this              day of                        ,         .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this              day of                     , 20        , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                      for                     , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC My Commission Expires:

EXHIBIT C

Schedule of Premises Components

Floor	Floor Square Footage	Commencement Date	Base Rental Rate	Base Operating Expense Calendar Year	Base Tax Fiscal Year
3	27,094 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	4,876 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	8,400 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011

Floor	Floor Square Footage	Commencement Date	Base Rental Rate	Base Operating Expense Calendar Year	Base Tax Fiscal Year
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	25,661 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	2,591 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

Floor	Floor Square Footage	Commencement Date	Base Rental Rate	Base Operating Expense Calendar Year	Base Tax Fiscal Year
3	4,422 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	10,335 RSF	May 29, 2009	October 1, 2012 – September 30, 2013: $32.00 per RSF per annum	2010	2011
			October 1, 2013 – September 30, 2014: $33.00 per RSF per annum	2010	2011
			October 1, 2014 – September 30, 2015: $34.00 per RSF per annum	2010	2011

3	2,204 RSF	May 29, 2009	Rent Commencement Date – September 30, 2015: $32.50 per RSF per annum	2010	2011

3	11,731 RSF	August 7, 2009	August 7, 2009 – September 30, 2015: $32.50 per RSF per annum	2010	2011

Floor	Floor Square Footage	Commencement Date	Base Rental Rate	Base Operating Expense Calendar Year	Base Tax Fiscal Year
2	5,566 RSF	August 7, 2009	August 7, 2009 – September 30, 2015: $32.50 per RSF per annum	2010	2011

3	7,750 RSF	January 8, 2010	January 8, 2010 – September 30, 2015: $32.50 per RSF per annum	2010	2011

3	10,353 RSF	September 1, 2010	September 1, 2010 – September 30, 2015: $32.50 per RSF per annum	2010	2011

3	1,055 RSF	October 18, 2010	October 18, 2010 – September 30, 2015: $32.50 per RSF per annum	2010	2011

3	5,780 RSF	October 18, 2010	October 18, 2010 – September 30, 2015: $32.50 per RSF per annum	2010	2011

2	4,371 RSF	November 2, 2010	November 2, 2010 – September 30, 2015: $29.30 per RSF per annum	2011	2011

2	1,805 RSF	April 1, 2012	April 1, 2012 – September 30, 2015: $32.50 per RSF per annum	2012	2012

2	10,005	April 1, 2012	April 1, 2012 - September 30, 2015: $32.50 per RSF per annum	2010	2011

Floor	Floor Square Footage	Commencement Date	Base Rental Rate	Base Operating Expense Calendar Year	Base Tax Fiscal Year
2	604	August 1, 2012	August 1, 2012 - September 30, 2015: $32.50 per RSF per annum	2011	2012

EXHIBIT D 1

Location of Atrium Expansion Premises

EXHIBIT D 2

Intentionally Omitted

D-2-1

EXHIBIT E

Plan of Bleacher-Style Seating in North Atrium

EXHIBIT F

Tenant Remedies for Late Delivery of Expansion Premises

Intentionally Omitted

F-1

EXHIBIT M

Second Floor Tenants’ Prior Rights

Intentionally Omitted

M-2

SCHEDULE G

ADDITIONAL TENANT GENERATOR

Intentionally omitted

G-1